Exhibit 10.12



                                AGREEMENT NO. 001
                      FOR MARKETING AND CONSULTING SERVICES

KURGAN CITY                                                       APRIL 16, 2005


     Limited liability company "Zauralneftegaz", hereinafter referred to as the "Client", in the person of general director Oleg V. Zhuravlev, acting in compliance with the by-laws, on one side, and LLC "Consulting firm "Business - Standard", hereinafter referred to as the "Consultant", in the person of general director I.S. Ryabokon, acting in compliance with the by-laws, on the other side, together referred to as the "parties", have entered this contract as follows:

                            1. SUBJECT OF AGREEMENT

     1.1 By order from the client, the Consultant is obliged to study the licensed fields market on the territory of Kurgan oblast, available for geological survey, study and exploration of hydrocarbon resources, with the purpose of their subsequent extraction.

     1.2 The goal of marketing exploration is: to identify the potential of detecting hydrocarbons on the following licensed fields offered:

     -    Lebyazhevsky, located in Lebyazhevsky region of Kurgan oblast;

     - Yuzhno-Voskresensky, located on the territory of Mokrousovsky, Makushinsky, and Chastoozersky regions;

     - Zapadno-Petuhovsky, located on the territory of Petuhovsk region of Kurgan oblast (chart attached).

                    2. RIGHTS AND OBLIGATIONS OF THE PARTIES

     2.1 During the period that this agreement remains in effect, the Client is obliged to inform the Consultant about all known licensed fields, offered or to be offered at action/tender on the territory of Kurgan oblast, for geological study, survey and exploration of hydrocarbon resources with their subsequent extraction.

     2.2 The Consultant is obliged to supply marketing and consulting services for a period of three (3) months from the moment of signing this agreement, while the Client is obliged to accept and compensate for the services provided.

     2.3 For the purposes of performing marketing services, the Consultant must perform the following tasks during the term of this agreement:

     - collect and study geological information pertaining to previous exploratory activities on the territory of Kurgan oblast;

     - conduct interpretation of geological materials and profile correlation within the boundaries of Vagay-Ishimskaya Basin, as well as identify prospective horizons for exploring hydrocarbon resources;

     - perform the construction of structural-lithologic maps within the range of licensed fields offered at auction/tender;

     - if the Client is required to participate in a tender for a license or an open auction, the Consultant must provide legal guidance and consultations throughout the entire process, up until the Client receives title to the license.

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     2.4  On  the  basis of information, received in the process of exploration, the Consultant provides the following into the Client's ownership:

     - all and entire geological information, collected while executing the terms of this agreement, including but not limited to: reports, supplementary notes, maps, explanations/descriptions, and memoranda;

     -    investment program for geological exploration activities;

     - project of license agreement terms and conditions for Yuzhno-Voskresensky, Lebyazhevsky and Zapadno-Petuhovsky fields, with the "per object" plan of executing geological exploration;

The parties must sign a transfer-receipt act with every transfer and receipt of report materials.

     2.5 The Consultant holds the right to attract/involve third parties for the execution of this agreement.

                    3. THE COST OF SERVICES AND COMPENSATION

     3.1 The cost of services under this agreement equals a sum, equivalent to 500,000 (five hundred thousand) US dollars. Costs, incurred by the Consultant that pertain to this agreement, are included in the cost of services and are NOT separately reimbursed.

     3.2 The Consultant's services are subject to payment under the following time periods and conditions: a sum, equivalent to 250,000 (two hundred and fifty thousand) US dollars are paid as a down-payment within five (5) after the signing of this agreement, and the outstanding amount is paid within thirty (30) days after the receipt and transfer of report materials.

                    4. TERM OF AGREEMENT AND OTHER CONDITIONS

     4.1 This agreement becomes effective as of the day of its signing by the parties and subjects both parties to its provisions. The terms of this agreement are applicable to only those relations between the parties, which arise after the signing of this agreement.

     4.2 Termination of this agreement entails the termination of all pertinent parties' obligations, but does not release the parties from their responsibilities for the violation of this agreement, if such have occurred while executing the terms of this agreement.

     4.3 The parties express mutual understanding that in case of engaging an additional license (fourth), this agreement will be augmented with terms of obtaining this additional license. With this, the cost of services by the Consultant relating to acquiring this additional license will equal a sum, equivalent to 170,000 (one hundred and seventy thousand) US dollars, whereas other terms and conditions will be analogous to this agreement.

     4.4. All amendments and additions to this agreement will carry legal affect only when written and signed by both parties.

     4.5 Disputes related to the amendment, termination and execution of this agreement, are to be resolved in compliance with the laws of the Russian
Federation. All other matters, not stipulated by this agreement, will be governed by the laws of the Russian Federation.

     4.6 This agreement is published in two copies, each having equal legal rights.

     4.7 The terms of this agreement and stipulated obligations are confidential and cannot be publicized. All information, obtained in relation to this agreement is the Client's property and cannot be publicized or transferred to third parties, except "Baltic Petroleum Limited", which is presently a technical partner of Zauralneftegaz in the project of geological survey, study and exploration of hydrocarbon resources on the territory of Kurgan oblast. As technical partner, Baltic Petroleum Limited has access to all information, obtained from the Consultant in the course of executing this agreement.

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                 5. THE PARTIES' LEGAL ADDRESSES AND SIGNATURES

     The Client:                          The Consultant:
LLC "Zauralneftegaz"                    LLC "Consulting firm "Business-Standard"
Tax Payer ID: 4501094906                Tax Payer ID: 7709370935




/s/ Oleg V. Zhuravlev                   /s/ I.S. Ryabokon
---------------------                   ------------------
   (signature)                             (signature)

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